UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2007 (March 19, 2007)
TETON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-31679 (Commission File No.)	84-1482290 (IRS Employer Identification No.)
410 17th Street, Suite 1850
Denver, CO 80202
(Address of principal executive offices, including zip code)
(303) 565-4600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01- Regulation FD Disclosure
     On March 19, 2007, Teton Energy Corporation (the “Company”) issued a press release stating that several directors and officers of the Company adopted prearranged trading plans (the “Plans”) with respect to certain shares that they will receive pursuant to the Company’s Long-term Incentive Plan. Such Plans were adopted in accordance with Securities and Exchange Commission Rule 10b5-1.
     The Plans were established in order to enable the Company to ensure compliance with applicable tax withholding requirements and may only be implemented when the director or officer is not in possession of material non-public information. Once established, the director or officer does not retain or exercise any discretion over sales of stock under the Plans and the pre-planned trades can be executed at later dates as set forth therein, without regard to any subsequent material non-public information that the director or officer may receive.
     The directors and officers who entered into the Plans include: James J. Woodcock, Chairman, Karl F. Arleth, President, Bill I. Pennington, Chief Financial Officer, Dominic J. Bazile, Chief Operating Officer, Andrew Schultz, Vice President — Production, Richard Bosher, Vice President — Business Development, William Brand, Controller, and directors William White, Thomas Conroy, John Connor, and Robert Bailey. The Plans each terminate on December 31, 2009, unless earlier terminated under certain conditions provided in the Plans.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 19, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: March 20, 2007	TETON ENERGY CORPORATION
	By:	/s/ Bill I. Pennington
Bill I. Pennington
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 19, 2007